Exhibit 1.2

EAGLE ROCK ENERGY PARTNERS, L.P.
COMMON UNITS

EQUITY DISTRIBUTION AGREEMENT

May 30, 2012

Knight Capital Americas, L.P.
320 Park Avenue
New York, New York  10022

Ladies and Gentlemen:

Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Knight Capital Americas, L.P. (the “Manager”), as follows:

SECTION 1.  Description of Securities.  The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, the Partnership’s common units representing limited partner interests of the Partnership (the “Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Maximum Amount” and such Common Units hereinafter referred to as the “Units”) on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Manager, relating to such sale in accordance with Section 3 of this Agreement.

The Partnership has also entered into an Equity Distribution Agreement (the “Alternative Agreement”), dated as of even date herewith, with UBS Securities LLC (the “Alternative Manager” and together with the Manager, the “Sales Managers”).  This Agreement and the Alternative Agreement are hereinafter referred to collectively as the “Sales Agreements.”  The aggregate gross sales price of the Units that may be sold pursuant to the Sales Agreements shall not exceed the Maximum Amount.

SECTION 2.  Representations and Warranties of the Partnership.  The Partnership represents and warrants to and agrees with the Manager that:

(a)                              The Partnership meets the requirements for use of a registration statement on Form S-3 (the “registration statement”) in respect of the Units, including a form of prospectus, that was prepared and filed by the Partnership (File No. 333-163554) and became effective on March 30, 2010, in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”).  The Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s most recent effective date for purposes of Section 11 of the Act, as such section applies to the Manager, as well as any new registration statement, post-effective amendment or new shelf registration statement as may have been filed pursuant to Sections 4(f) or (g) of this Agreement, including (1) all documents filed as exhibits thereto or incorporated or deemed to be incorporated by reference therein; (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager; and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Manager in connection with the offering of the Units.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.  Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Manager by the Partnership for use in connection with the offering and sale of the Units which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager for such use.  “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Partnership and the Manager shall agree from time to time is a Permitted Free Writing Prospectus.  Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic

Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)                                       The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied;  the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Units did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and the Manager agree that the information furnished or to be furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is limited to the name of the Manager, the statement that the Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph and the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated May 30, 2012.

(c)                                        (i) At the time of filing of the Registration Statement; (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Act; and (iv) at the date hereof, the Partnership is eligible to register securities using Form S-3 promulgated by the Commission.

(d)                                       Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, except that for purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(e)                                        The Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of its most recently completed quarter or fiscal year contained in the Partnership’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, at the indicated date specified therein, and there has been no material change in such information since the Partnership’s most recently completed quarter or fiscal year (except as disclosed in the Registration Statement and the Prospectus); all of the issued and outstanding limited partner interests, including the Common Units, of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended or replaced (the “Partnership Agreement”) and non-assessable (as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Common Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ Global Select Market (the “NASDAQ”).

(f)                                         The Incorporated Documents incorporated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                        Each of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”), and the sole general partner of the Eagle Rock Energy GP, L.P. a Delaware limited partnership (the “General Partner”), which is the sole general partner of the Partnership, and the Partnership and each of its other Subsidiaries has been duly formed or incorporated, as the case may be, and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of the State of Delaware or the State of Texas, as the case may be, with full limited partnership, limited liability company or corporate power and authority, as the case may be, to own or lease properties and to conduct their respective business in all material respects as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Partnership has full limited partnership power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  The Partnership and each of the Subsidiaries is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial conditions, results of operations or prospects of the Partnership and the Subsidiaries, taken as a whole, or on their ability to perform their respective obligations under this Agreement (a “Material Adverse Effect”).

(h)                                       G&P LLC is the sole general partner of the General Partner, with a non-economic general partner interest in the General Partner and all necessary limited liability company power and authority to act as the general partner of the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as the same has been and may be amended or restated at or prior to the applicable Settlement Date, the “GP Partnership Agreement”); and G&P LLC owns such general partner interest free and clear of all liens other than those created by or arising under the DRULPA, the GP Partnership Agreement or that certain Amended and Restated Credit Agreement, dated June 22, 2011, among the Partnership and Wells Fargo Bank, N.A., as administrative agent and swingline lender, Bank of America, N.A. and Royal Bank of Scotland, plc, as co-syndication agents, and BNP Paribas, as documentation agent, and the lenders parties thereto, (as amended or modified from time to time, the “Credit Agreement”).

(i)                                           The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership and all necessary limited partnership power and authority to act as the general partner of the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same has been and may be amended or restated at or prior to the applicable Settlement Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens other than those created by or arising under the DRULPA, the Partnership Agreement or the Credit Agreement.

(j)                                          As of the date of this Agreement, the Partnership had no other direct or indirect “subsidiaries” (as defined under the Act) other than the Subsidiaries (other than Sweeny (as defined below)).  Other than its ownership interest in the Subsidiaries and Sweeny, as of the date of this Agreement, the Partnership did not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(k)                                       As of the date of this Agreement, the Partnership owned, directly or indirectly, 100% of the capital stock, membership interests or partnership interests, as the case may be, of each Subsidiary other than Sweeny Gathering L.P., a Texas limited partnership (“Sweeny”); as of the date of this Agreement, the Partnership owns, directly or indirectly, a 1% general partner and 49% limited partner interest in Sweeny; such capital stock, membership interests or partnership interests, as the case may be, have been duly authorized and validly issued in accordance with the Constituent Documents of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement, as the case may be) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the DRULPA, in the case of a Delaware limited partnership, Section 101.206 of the Texas Business Organizations Code (the “TBOC”), in the case of a Texas limited liability company, and Sections 153.102 and 153.210 of the TBOC, in the case of a Texas limited partnership); all of such outstanding membership interests and partnership interests are owned by the Partnership, free and clear of all liens other than those created by or arising under the Credit Agreement and those described in the Registration Statement and the Prospectus.  All equity interests in the Subsidiaries have been issued in compliance with the applicable Constituent Documents (as defined below) and all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Subsidiaries are outstanding.

(l)                                           Each of the Subsidiaries that is the general partner of a Subsidiary that is a limited partnership has all necessary limited liability company power and authority to act as general partner of such Subsidiary.

(m)                                   The Partnership Agreement has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against them in accordance with its terms, subject to limitation by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies (collectively, the “Enforceability Exceptions”).

(n)                                       The certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement or partnership agreement, as applicable (each, a “Constituent Document”), of each Subsidiary has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against them in accordance with its terms, subject to limitation by the Enforceability Exceptions.

(o)                                       The Units have been duly authorized and will be validly issued in accordance with the Partnership Agreement, and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s certificate of limited partnership or any agreement or other instrument to which the Partnership is a party, except as set forth in Section 4.8 of the Partnership Agreement.

(p)                                       The Common Units, including the Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Units are in due and proper form.

(q)                                       The Partnership has full limited partnership power and authority to enter into this Agreement.  All action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been taken.  This Agreement has been duly authorized, executed and delivered by the Partnership.

(r)                                          None of the Partnership and its Subsidiaries is (i) in violation of its applicable Constituent Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect.

(s)                                         The execution, delivery and performance (subject to limitation by the Enforceability Exceptions) by the Partnership of this Agreement, the issuance of the Units and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated hereby does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (ii) result in any violation of the provisions of the Constituent Documents of any of the Partnership or the Subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default except as would not reasonably be expected to have a Material Adverse Effect.

(t)                                          Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such consents that have been, or prior to the applicable Settlement Date will have been, obtained and (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Partnership or its Subsidiaries or any of their respective properties is required in connection with the offering, issuance and sale of the Units by the Partnership in the manner contemplated herein or in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the execution, delivery and performance of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated hereby.

(u)                                       Except as described in the Registration Statement (excluding the exhibits thereto), the Prospectus and any Permitted Free Writing Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or any other capital stock or other equity interests of the Partnership; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or any other capital stock of or other equity interests in the Partnership; (iii) no person has the right to act as an underwriter, agent, financial advisor to the Partnership or in any similar capacity in connection with the offer and sale of the Units (other than the Alternative Manager); and (iv) no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or any other capital stock of or other equity interests in the Partnership, or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby.

(v)                                       The Partnership and the Subsidiaries possess all licenses, certificates, permits and other authorizations (“permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties and the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Partnership and the Subsidiaries have fulfilled and performed all their material obligations with respect to such permits, have not received notice of any revocation or modification of any such permits and have no reason to believe that any such permits will not be renewed in the ordinary course except where such renovation, modification, or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(w)                                     Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened to which the Partnership or its Subsidiaries is or may be a party or to which any property of the Partnership or its Subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(x)                                       Each of Deloitte & Touche LLP (“DT”) and KPMG LLP (“KPMG”), each of which has expressed its opinion with respect to certain financial statements of the Partnership or its subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the Exchange Act.  Grant Thornton LLP (“GT”), which has expressed its opinion with respect to certain financial statements of CC Energy II L.L.C. (“Crow Creek”) and its subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, is an independent certified public accountant with respect to Crow Creek, under rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(y)                                       The historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable requirements of the Act and Exchange Act, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, except to the extent disclosed therein; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been derived from, and prepared on a basis consistent with, the accounting records of the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and the assumptions used and adjustments made in connection with the preparation of such pro forma financial information are, in the opinion of management of the Partnership, reasonable and appropriate to give effect to the transactions and circumstance referred to therein.

(z)                                        Cawley, Gillespie & Associates, Inc., who has certified the oil and gas reserve estimates of the Partnership, has represented to the Partnership that it is, and the Partnership believes it to be, an independent reserve engineering firm with respect to the Partnership for the periods set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(aa)                                The information underlying the estimates of reserves of the Partnership included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; the estimates of such reserves and standardized measure thereof as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and future net cash flow reflected in the reserve report of Cawley, Gillespie & Associates, Inc. regarding the Partnership’s reserves has been prepared in a manner that complies with the applicable requirements of the Rules and Regulations; and other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, or as otherwise described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Partnership is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(bb)                                Since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) there has not been any change in the equity interests or outstanding indebtedness of any of the Partnership or the Subsidiaries that is material to the Partnership, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, partners’ equity, results of operations or prospects of the Partnership or the Subsidiaries, taken as a whole; (ii) the Partnership and the Subsidiaries have not entered into any transaction or agreement (other than in the ordinary course of business) that, singly or in the aggregate, is material to the Partnership or the Subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Partnership or the Subsidiaries, taken as a whole (other than in the ordinary course of business); and (iii) the Partnership and the Subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(cc)                                  None of the Partnership and its Subsidiaries is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)                                Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Partnership and the Subsidiaries have good and marketable title to, or, with respect to properties held under lease, have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the businesses of the Partnership and the Subsidiaries, in each case free and clear of all liens, security interests, encumbrances, claims and defects and imperfections of title except those that (i) arise pursuant to the Credit Agreement; (ii) do not materially interfere with the use made and proposed to be made of such property by the Partnership and the Subsidiaries; or (iii) would not reasonably be expected to have a Material Adverse Effect.

(ee)                                  The Partnership and the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth therein and except for such rights-of-way that, if not obtained, would not reasonably be expected to have a Material Adverse Effect; the Partnership has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole.

(ff)                                    No labor disturbance by or dispute with employees of any of the Partnership or the Subsidiaries exists or, to the knowledge of the Partnership, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(gg)                                  (i) The Partnership and the Subsidiaries:  (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership or the Subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected to have a Material Adverse Effect.

(hh)                                (i) The Partnership and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and each such return is correct and complete; and (ii) except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Partnership or the Subsidiaries or any of their respective properties or assets, except, in the case of each of clauses (i) and (ii) above, for any such failure to so pay or file or deficiency that (A) is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles, or (B) would not reasonably be expected to have a Material Adverse Effect.

(ii)             The Partnership and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonable for companies engaged in similar business in similar industries; and none of the Partnership or the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business.

(jj)                                      The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(kk)                                The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent Quarterly Report on Form 10-Q filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(ll)             Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG and the audit committee of the board of directors of G&P LLC:  (i) none of the Partnership or the Subsidiaries is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data that it has not notified the Manager of in writing and is not using commercially reasonable efforts to remediate, or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity; and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)                        The Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, G&P LLC’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are validly executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn)                                Nothing has come to the attention of the Partnership that has caused the Partnership to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(oo)                                (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) to the knowledge of the Partnership, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) no Plan is subject to Title IV of ERISA; except, in the case of each of clauses (i) and (ii) above, for any such failure to maintain or comply or the occurrence of any transaction as would not reasonably be expected to have a Material Adverse Effect.

(pp)                                There is and has been no material failure on the part of any of the Partnership, Subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)                                Neither the Partnership nor any of the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership or any Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made, authorized, offered or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr)                                      The operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership or any Subsidiary of the Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(ss)                                    Neither the Partnership nor the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)                                      There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units as provided herein.

(uu)                                Neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Partnership as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will violate Section 7 of the Exchange Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)                                The Partnership is in compliance with the rules of the NASDAQ, including, without limitation, the requirements for continued listing of the Common Units on the NASDAQ, and the Partnership has not received any notice from the NASDAQ regarding the delisting of the Common Units from the NASDAQ.

(ww)                            Except pursuant to this Agreement and the Alternative Agreement, neither the Partnership nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(xx)                                Other than the Alternative Agreement, the Partnership has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement, except for the Alternative Agreement.

(yy)                                Neither the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(zz)                                  The “Specified Historical Operating Results,” as defined in the certificate delivered pursuant to Section 4(x) of this Agreement, are consistent and in agreement with the accounting records, analyses, financial schedules and other documents of the

Partnership and based on assumptions believed by the Partnership to be reasonable.  With respect to the Specified Historical Operating Results, nothing has come to the attention of the Partnership that causes it to believe that the financial information contained in the Specified Historical Operating Results is not true, correct and accurate in all material respects.

In addition, any certificate signed by any officer of the Partnership or any of the Subsidiaries and delivered to the Manager or counsel for the Manager in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to the Manager.

SECTION 3.  Sale and Delivery of Securities.

(a)                            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)                           The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NASDAQ (a “Trading Day”) (other than a trading day on which the NASDAQ is scheduled to close prior to its regular weekday closing time); (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto, as updated from time to time (the “Authorized Partnership Representatives”) to make such sales; and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement.  The Partnership will designate the maximum number of Units to be sold and the minimum price at which Units can be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that the Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).  On any Trading Day, the Partnership shall sell Units through the Manager or the Sales Manager, but in no event through both.

(ii)                        Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction.  In addition, the Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii)                     The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager.

(iv)                    The compensation to the Manager, as an agent of the Partnership, for sales of the Units shall be 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a).  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)                       The Manager shall provide written confirmation to the Partnership following the close of trading on the NASDAQ each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate gross sales proceeds, any transaction fees deducted pursuant to Section 3(a)(iv), the Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to the Manager with respect to such sales.

(vi)                    Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and the Manager (each such date, a “Settlement Date”).  As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close.  On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership.  If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership; and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii)                 At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(p)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                            If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)                             (i)                             Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement, the Alternative Agreement or any Placement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement or the Alternative Agreement by G&P LLC’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the G&P LLC’s board of directors or a duly authorized committee thereof.

(ii)                        If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)                            Each sale of the Units to or through the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)                             Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and the Manager, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by the Manager at any time when or during any period in which the Partnership is or is deemed to be in possession of material non-public information.

(f)                              The Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Units, (ii) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Partnership.

SECTION 4.  Covenants of the Partnership.  The Partnership agrees with the Manager:

(a)                            To notify the Manager promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Manager; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b)                            To promptly advise the Manager, confirming such advice in writing, of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which the Manager shall have objected in writing.

(c)                             To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)                            (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and (2) to provide the Manager, for its review, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Manager of such filing.

(e)                             If the Partnership receives from the Commission a notice pursuant to Rule 401(g)(1) under the Act or otherwise ceases to be eligible to use a Form S-3 registration statement, the Partnership will (i) promptly notify the Manager; (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Units, in a form satisfactory to the Manager; (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act); and (iv) promptly notify the Manager of such effectiveness.  The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Partnership has otherwise become ineligible.  References herein to the Registration Statement relating to the Units shall include such new registration statement or post-effective amendment, as the case may be.

(f)                              If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Manager, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Manager, and use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement.

(g)                                       To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Manager of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Manager promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(h)                                       To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i)                                           To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(j)                                           To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(k)                                        Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), in each case, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled.  Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through the Manager pursuant to this Agreement or through the Alternative Manager pursuant to the Alternative Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act; (iii) issue securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act; and (iv) issue Common Units upon the exercise of securities (including long term incentive plan awards, options and warrants) outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence.  In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(k), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(l)                                           Not to, at any time at or after the execution of this Agreement, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(m)                                     The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n)                                       To use its best efforts to cause the Common Units to be listed on the NASDAQ and to maintain such listing.

(o)                                       To advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(p)                                       Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units); (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request); or (iii) the Manager may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate of two of the Partnership’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate.

(q)                                       At each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of Vinson & Elkins LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(r)                                          At each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of Charles C. Boettcher, General Counsel to G&P LLC (“General Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(s)                                        At each Representation Date, to furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of G&P LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(k) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(t)                                          At each Representation Date, Latham & Watkins LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(u)                                       Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and

(iii) below); (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q; (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information; or (iv) the Manager may reasonably request, to cause KPMG, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(v)                                       Upon commencement of the offering of the Units under this Agreement, and each time that the Manager may reasonably request, to cause each of (A) DT, for so long as any financial information related to the Partnership for the year ended December 31, 2010 and prior is included in the Registration Statement or the Prospectus; and (B) GT, for so long as any financial information related to Crow Creek and its subsidiaries is included in the Registration Statement or the Prospectus, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(w)                                     Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended oil and natural gas reserve information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below); (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q; (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains oil and natural gas reserve information; or (iv) the Manager may reasonably request, to cause Cawley, Gillespie & Associates, Inc., or other independent reserve engineers satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(x)                                         Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include amended financial information with respect to the Specified

Historical Operating Results (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below); (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q which contains any financial information contained in the Specified Historical Operating Results; (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information contained in the Specified Historical Operating Results; or (iv) the Manager may reasonably request, to furnish or cause to be furnished to the Manager forthwith a certificate of the Chief Financial Officer of G&P LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(i) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(y)                                       At each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Partnership.

(z)                                         That the Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(aa)                                  If to the knowledge of the Partnership, any condition set forth in Section 6(a), 6(l) or 6(m) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(bb)                                To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid and expenses incurred by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(cc)                                  To ensure that prior to instructing the Manager to sell Units the Partnership shall have obtained all necessary authority for the offer and sale of such Units.

(dd)                                That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Units).

SECTION 5.  Payment of Expenses.  The Partnership agrees with the Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment); (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units; (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment); (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the preparation of any Canadian “wrapper” (including the reasonable legal fees and filing fees and other disbursements of U.S. and any Canadian or other foreign counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys and any such Canadian “wrapper” to the Manager; (v) the listing of the Units on the NASDAQ and any other securities exchange and any registration thereof under the Exchange Act; (vi) any filing with, and any review of the public offering of the Units by, the Financial Industry Regulatory Authority, Inc. (“FINRA”), including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters; and (vii) the reasonable fees and disbursements of the Partnership’s counsel, Manager’s counsel (in an amount not to exceed $50,000 through the date of this Agreement and $10,000 for each quarterly period thereafter) and of the Partnership’s accountants. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6.  Conditions of Manager’s Obligations.  The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date and as of each Settlement Date; (ii) the performance by the Partnership of its obligations hereunder; and (iii) to the following additional conditions precedent.

(a)                                  (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to or incorporated by reference in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Manager, shall occur or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to or incorporated by reference in the Registration Statement and Prospectus) in the judgment of the Manager, shall have been entered into by the Partnership or any of its Subsidiaries.

(c)                                  The Partnership shall furnish to the Manager, at every date specified in Section 4(q) of this Agreement, an opinion of Partnership Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.

(d)                                 The Partnership shall furnish to the Manager, at every date specified in Section 4(r) of this Agreement, an opinion of the General Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit B hereto.

(e)                                  At the dates specified in Section 4(u) of this Agreement, the Manager shall have received from KPMG letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(f)                                    At the dates specified in Section 4(v) of this Agreement, the Manager shall have received from (A) DT, for so long as any financial information related to the Partnership from the year ended December 31, 2010 and prior is included in or incorporated by reference the Registration Statement or the Prospectus; and (B) GT, for so long as any financial information related to Crow Creek and its subsidiaries is included in or incorporated by reference the Registration Statement or the Prospectus, letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(g)                                 At the dates specified in Section 4(w) of this Agreement, the Manager shall have received from Cawley, Gillespie & Associates, Inc. letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(h)                                 The Partnership shall deliver to the Manager, at every Representation Date specified in Section 4(p) of this Agreement, a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Partnership as set forth in this Agreement (as amended by disclosures included or incorporated by reference in the Registration Statement and the Prospectus) are true and correct as of the Representation Date; (ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date; and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.  The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all limited liability company or limited partnership action, as applicable, required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the G&P LLC’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited liability company or limited partnership action, as applicable.

(i)                                     At the dates specified in Section 4(x) of this Agreement, the Manager shall have received from the Chief Financial Officer of G&P LLC a certificate regarding certain financial information dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(j)                                     The Manager shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Latham & Watkins LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(k)                                  The Manager shall have received, at every date specified in Section 4(s) of this Agreement, a certificate of the Secretary of G&P LLC, dated as of such date, and in form and substance satisfactory to the Manager.

(l)                                     All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(m)                               The Units shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7.  Indemnification and Contribution.

(a)                                  The Partnership agrees to indemnify, defend and hold harmless the Manager and its affiliates, its and their employees, members, partners, directors, officers, and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)                                 The Manager agrees to indemnify, defend and hold harmless the Partnership, its employees, members, partners, directors, officers, and agents, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or the Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have (A) fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or (B) notified the indemnified party in writing that it is disputing in good faith all or any non-reimbursed portion of the fees in such request stating in reasonable detail the basis for such dispute; and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Units.  The relative fault of the Partnership, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Partnership and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of underwriting discounts and commissions received by it under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    The Partnership and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the Partnership’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8.  Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their employees, members, partners, directors, officers, and agents or any person (including each employee, member, partner, director, officer and agent of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9.  Termination.

(a)                                  The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through the Manager for the Partnership, then Section 4(aa) shall remain in full force and effect; (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination; and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10.  Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to Knight Capital Americas, L.P., 320 Park Avenue, New York, New York 10022,  Facsimile:  (212) 479-7430, Attention:  Syndicate Department, with a copy to:  Knight Capital Americas, L.P., 320 Park Avenue, New York, New York 10022, Facsimile:  (212) 479-7430, Attention:  William Kelly and, if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Eagle Rock Energy

Partners, L.P., 1415 Louisiana, Suite 2700, Houston, Texas 77002 , Fax No.  (281) 715-4142, Attention: Charles C. Boettcher.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Manager and the Partnership, and to the extent provided in Section 7 of this Agreement the controlling persons, employees, members, partners, directors, officers, and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.  No Fiduciary Relationship.  The Partnership hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities.  The Partnership further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect.  The Partnership and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.  Press Releases and Disclosure.  The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Manager prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties.  No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14.  Adjustments for Stock Splits.  The parties acknowledge and agree that all Common Unit-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Units.

SECTION 15.  Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16.  Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.  Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.  Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.  Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto.  The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party.  Each of the Manager and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

SECTION 20.  Successors and Assigns.  This Agreement shall be binding upon the Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and the Manager’s respective businesses and/or assets.  Neither party may assign or otherwise transfer this Agreement without the prior written consent of the other party; provided, however, that Knight Capital Americas, L.P. may assign or transfer this Agreement to an affiliated broker-dealer in connection with a merger, acquisition, sale of substantially all its assets or other such corporate reorganization with such affiliate.

SECTION 21.  Subsidiaries.  For the purposes hereof, “Subsidiaries”, with respect to the Partnership, has the meaning set forth in Rule 405 of the Rules and Regulations, but excluding any inactive or immaterial subsidiaries and any subsidiaries in which the Company has less than a 50% ownership or control interest.  The Subsidiaries as of the date of this Agreement are set forth on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011.

SECTION 22.  Miscellaneous.  The Manager is not a bank and is separate from any affiliated bank.  Because the Manager is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Manager.  Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to EDA

ACCEPTED as of the date first above written
KNIGHT CAPITAL AMERICAS, L.P.

By:	/s/ William Kelly
Name: William Kelly
Title: Managing Director

Signature Page to EDA

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B

Authorized Partnership Representatives

Joe Mills, Chairman & Chief Executive Officer, Tel: (281) 408-1202, Fax:  (281) 408-1302, j.mills@eaglerockenergy.com

Jeff Wood, Senior Vice President & Chief Financial Officer, Tel: (281) 408-1203, Fax:  (281) 715-4157, jeff.wood@eaglerockenergy.com

Exhibit A

OPINION OF VINSON & ELKINS

[date]

Knight Capital Americas, L.P.
c/o Knight Capital Americas, L.P.
320 Park Avenue
New York, New York  10022

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(c) of the Equity Distribution Agreement, dated May 30, 2012 (the “Agreement”), by and between Eagle Rock Energy Partners, L.P. (the “Partnership”) and UBS Securities LLC, as sales agent (the “Manager”), pursuant to which the Partnership may offer and sell, through the Manager, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Units”), pursuant to the terms set forth in Section 3 of the Agreement.  Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Agreement; and any references in this opinion to information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement or the Prospectus mean and include all information and documents that are incorporated or deemed to be incorporated by reference therein.

We have acted as counsel to the Partnership in connection with the offer and sale by the Partnership of the Units.  In connection with the opinions expressed below, we have examined the following:

(a)                                 a copy of the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy, certified by the Secretary of Eagle Rock Energy G&P, LLC (“G&P LLC”) to be a true copy, of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated May 24, 2010, as amended as of the date hereof (as amended, the “Partnership Agreement”);

(b)                                 a copy of the Certificate of Limited Partnership of Eagle Rock Energy GP, L.P. (the “General Partner”) as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Agreement of Limited Partnership of the General Partner dated May 25, 2006;

(c)                                  a copy of the Certificate of Formation of G&P LLC as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Second Amended and Restated Limited Liability Company Agreement of G&P LLC dated October 27, 2006, and a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Third Amended and Restated Limited Liability Company Agreement of G&P LLC dated July 30, 2010;

(d)                                 the Constituent Documents of the Partnership’s other Subsidiaries, certified as of a recent date, as applicable;

(e)                                  copies of (i) an excerpt from the minutes of the Board of Directors (the “Board”) of G&P LLC meeting held on October 27, 2009, and (ii) an excerpt from the minutes of the Board meeting held on April 24, 2012, each certified as of a recent date by the Secretary of G&P LLC;

(f)                                   a copy of the Registration Statement;

(g)                                  the Prospectus;

(h)                                 the Agreement;

(i)                                     reports, dated as of recent dates, prepared by CT Lien Solutions purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its subsidiaries as debtors;

(j)                                    evidence satisfactory to us of the effectiveness of the Registration Statement; and

(k)                                 such other documents as we have deemed appropriate for purposes of the opinions expressed below.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.                                      Each of the Partnership, the General Partner, G&P LLC and the Partnership’s other Significant Subsidiaries (as defined in Rule 405 of the Rules and Regulations) identified on Schedule I hereto validly exists and is in good standing under the laws of its jurisdiction of organization, is duly registered or qualified to do business and is in good standing in each jurisdiction set forth opposite its name on Schedule I hereto, and each has all power and authority necessary to own or lease its properties and to conduct its businesses in which it is engaged as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

2.                                      The Partnership has full limited partnership right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder

3.                                      The General Partner is the sole general partner of the Partnership, with all necessary limited partnership authority to act as general partner of the Partnership.

4.                                      G&P LLC is the sole general partner of the General Partner, with all necessary limited liability company authority to act as general partner of the General Partner.

5.                                     The Agreement has been duly authorized, executed and delivered by the Partnership.

6.                                      Upon due action by the Authorized Partnership Representatives pursuant to Section 3(a)(i) of the Agreement, the Units will have been duly authorized and, when paid for in accordance with the terms of this Agreement, will be duly authorized for sale and issuance, and when issued and delivered by the Partnership against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA).

7.                                      The Common Units, including the Units, conforms in all material respects to the description thereof, if any, contained in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

8.                                      Each of the Registration Statement and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, and the oil and natural gas reserve estimates contained or incorporated by reference in the Registration Statement and the Prospectus, as to which we express no opinion) appears on its face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); and the Registration Statement meets, and the offering and sale of the Units as contemplated by the Agreement complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)).

9.                                      The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 (without giving effect to Rule 424(b)(8)) and in compliance with Rule 430B under the Act, and any required filing of a Permitted Free Writing Prospectus pursuant to Rule 433 under the Act has been made in the manner, within the time period and otherwise in compliance with such Rule 433.

10.                               No approval, authorization, consent or order under any federal law, the laws of the State of New York or under the DRULPA or approval, authorization, consent of or filing with any New York or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units by the Partnership or the transactions contemplated by the Agreement other than registration of the issuance of the Units under the Act except (A) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the offer and sale of the Units in the manner contemplated herein and in the Prospectus (as to which we express no opinion) and (B) such other that have been obtained or taken and are in full force and effect.

11.                               The execution, delivery and performance by the Partnership of the Agreement, the issuance of the Units and the consummation of the transactions contemplated by the Agreement does not and will not (i) assuming application of the proceeds from the sale of the Units in the manner set forth in the Prospectus, violate, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, that is filed or incorporated by reference as an exhibit to (A) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 and (B) each current or periodic report filed by the Partnership with the Commission from the date of filing of such Annual Report on Form 10-K to the date hereof; (ii) result in any violation of the provisions of the Constituent Documents of the Partnership or (iii) result in the violation of the Delaware General Corporations Law, the Delaware LLC Act, the DRULPA, the laws of the State of New York or Texas or federal law or any Applicable Order; provided, however, that the opinion expressed in clause (iii) herein shall not include state or federal securities or “Blue Sky” laws or other antifraud statutes, rules or regulations; provided further, however, that “Applicable Order” means judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority identified in a certificate of the Partnership and provided to such counsel.

12.                               The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and is a valid and legally binding agreement of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

13.                               The Partnership is not and, after giving effect to the offering and sale of the Units as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act.

14.                               The statements in the Registration Statement and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

15.                               No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document, to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership or to include any such interest in the Registration Statement or the offering of the Units contemplated thereby, other than as have been effectively complied with, satisfied or waived.

16.                               The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Manager may rely upon such opinion as if it were addressed to the Manager.

In rendering the opinions expressed herein, we have

(A)                               relied, with respect to matters of fact, upon the representations of the Partnership contained in the Agreement, certificates of officers and employees of G&P LLC, to the extent we deemed appropriate, and information obtained from public officials,

(B)                               assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine,

(C)                               assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete,

(D)                               with respect to the opinions expressed in paragraph (1) concerning “good standing,” we have relied solely on a review of “good standing” certificates dated as of a date not less than two weeks prior to the date hereof,

(E)                                with respect to the opinions expressed in paragraph (6), relied on reports, dated as of recent dates, prepared by Corporation Service Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its subsidiaries as debtors, and

(F)                             not expressed an opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership, any of the limited partners of the General Partner, G&P LLC or any of the Significant Subsidiaries may be subject.

In addition, we have participated in conferences with officers of G&P LLC and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Manager at which the contents of the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses (if any) were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs 7, 8 and 14 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at each time it is considered to have become effective as to the Manager pursuant to Section 11(d) of the Act and Rule 430B promulgated thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of the date hereof [Note: initial opinion to be dated as of the date of program commencement; subsequent opinions to be dated as of the applicable Representation Date], together with the Permitted Free Writing Prospectuses (if any) identified in Annex A, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no statement herein with respect to (i) the financial statements and schedules, and other financial data derived therefrom, (ii) the representations and warranties and other statement of fact included in exhibits to any Incorporated Document, or (iii) the estimated oil and natural gas reserve evaluations and related calculations, in each case, included in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

Our opinion is limited to federal laws, the DRULPA, the Delaware LLC Act, the Delaware General Corporations Law and the laws of the States of Texas and New York.

This opinion letter is furnished to you solely for your benefit pursuant to Section 6(c) of the Agreement.  This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent.  Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

Exhibit B

OPINION OF GENERAL COUNSEL

[date]

Knight Capital Americas, L.P.
c/o Knight Capital Americas, L.P.
320 Park Avenue
New York, New York  10022

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(d) of the Equity Distribution Agreement, dated May 30, 2012 (the “Agreement”), by and between Eagle Rock Energy Partners, L.P. (the “Partnership”) and UBS Securities LLC, as sales agent (the “Manager”), pursuant to which the Partnership may offer and sell, through the Manager, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Units”), pursuant to the terms set forth in Section 3 of the Agreement.  Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Agreement; and any references in this opinion to information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement or the Prospectus mean and include all documents and information that is incorporated or is deemed to be incorporated by reference therein.

I am Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”) and the sole general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”) and the sole general partner of the Partnership, and have acted as counsel to the Partnership in connection with the offer and sale by the Partnership of the Units.  In connection with the opinions expressed below, I have examined the following:

(a)                                 a copy of the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated May 24, 2010, as amended;

(b)                                 a copy of the Certificate of Limited Partnership of the General Partner as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Agreement of Limited Partnership of the General Partner dated May 25, 2006;

(c)                                  a copy of the Certificate of Formation of G&P LLC as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated July 30, 2010;

(d)                                 the Constituent Documents of the Partnership’s other Subsidiaries, certified as of a recent date, as applicable;

(e)                                  copies of (i) an excerpt from the minutes of the Board of Directors (the “Board”) of G&P LLC meeting held on October 27, 2009, and (ii) an excerpt from the minutes of the Board meeting held on April 24, 2012, each certified as of a recent date by the Secretary of G&P LLC;

(f)                                   a signed copy of the Registration Statement;

(g)                                  the Prospectus;

(h)                                 the Agreement;

(i)                                     reports, dated as of recent dates, prepared by CT Lien Solutions purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its subsidiaries as debtors;

(j)                                    evidence satisfactory to me of the effectiveness of the Registration Statement; and

(k)                                 such other documents as I have deemed appropriate for purposes of the opinions expressed below.

Based on the foregoing, and subject to the qualifications and limitations set forth below, I am of the opinion that:

(i)                                     To the best of my knowledge, except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Partnership or its Subsidiaries is or may be a party or to which any property of any of the Partnership or its Subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to such Partnership or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best of my knowledge, contemplated by any governmental or regulatory authority or threatened by others.

(ii)                                  The descriptions in the Registration Statement and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents (other than the Units) are accurate in all material respects; and, to the best of my knowledge, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement and the Prospectus and that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts and other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(iii)                               Except as described in the Registration Statement and the Prospectus, the Partnership owns (i) 100% of the capital stock of Eagle Rock Energy Finance Corp., a Delaware corporation, Eagle Rock Energy G&P Holding, Inc., a Delaware corporation, Eagle Rock Energy Acquisition

B-2

Co., Inc., a Delaware corporation, and Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation, (ii) 100% of the limited liability company interests of each Eagle Rock Marketing, LLC, a Delaware limited liability company, Eagle Rock Pipeline GP, LLC, a Delaware limited liability company, Eagle Rock Gas Services, LLC, a Delaware limited liability company, EROC Production, LLC, a Delaware limited liability company, and Eagle Rock Mid-Continent Holding, LLC, a Delaware limited liability company, (iii) 99.5% of the limited liability company interests of G&P LLC, (iv) a 99.999% limited partner interest of EROC Midstream Energy, L.P., a Delaware limited partnership, (v) a 99% limited partner interest of each of Eagle Rock Pipeline, L.P., a Delaware limited partnership, and Eagle Rock Upstream Development II, L.P., a Texas limited partnership, and (vi) a 95% limited partner interests of each of Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership, and Eagle Rock Acquisition Partnership, II L.P., a Delaware limited partnership. All such capital stock, limited liability company interests or limited partnership interest, as the case may be, are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement and the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”) or the Delaware LLC Act.

I am licensed to practice law in the State of Texas.  In rendering these opinions (i) I have relied upon certificates and representations of other officers of G&P LLC and of the subsidiaries and of other individuals whom I consider reliable, as well as the representations and warranties contained in the Agreement, with respect to the accuracy of certain factual matters contained therein, and (ii) I have assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by me are genuine. The foregoing opinions are limited in all respects to the DGCL, the DRULPA, the Delaware LLC Act, the laws of the State of Texas and applicable federal law, in each case as in effect on the date hereof.  This opinion is provided in my capacity as Senior Vice President, General Counsel and Corporate Secretary of G&P LLC and not in my individual capacity as an attorney.  The opinions expressed herein are for your benefit and may be relied upon only by you.  This opinion speaks as of the date hereof, and I disclaim any obligation to update this opinion.

For purposes of the foregoing opinions, the phrase “to my knowledge” and words of similar meaning refer only to my actual knowledge.

B-3